                                                                    Exhibit 3(b)

                              RAYTECH CORPORATION

                              AMENDED AND RESTATED

                                    BY-LAWS

                           As Adopted April 22, 2003

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                                TABLE OF CONTENTS

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ARTICLE I. Stockholders

        Sec. 1.1  Annual Meeting...................................................................          1
        Sec. 1.2  Special Meetings.................................................................          2
        Sec. 1.3  Record Date for Meetings and Other Purposes......................................          2
        Sec. 1.4  Notice of Meetings...............................................................          4
        Sec. 1.5  Quorum...........................................................................          5
        Sec. 1.6  Voting...........................................................................          5
        Sec. 1.7  Presiding Officer and Secretary .................................................          6
        Sec. 1.8  Proxies..........................................................................          7
        Sec. 1.9  List of Stockholders ............................................................          7
        Sec. 1.10 Written Consent of Stockholders in Lieu of Meeting ..............................          8

ARTICLE II.   Directors

        Sec. 2.1  General Powers...................................................................          9
        Sec. 2.2  Number of Directors..............................................................          9
        Sec. 2.3  Election and Term of Directors...................................................          9
        Sec. 2.4  Vacancies and Newly Created Directorships........................................         10
        Sec. 2.5  Resignation......................................................................         11
        Sec. 2.6  Removal..........................................................................         11
        Sec. 2.7  Meetings.........................................................................         11
        Sec. 2.8  Quorum and Voting ...............................................................         12
        Sec. 2.9  Appointment and Powers of Committees of the Board of Directors...................         13
        Sec. 2.10 Notices and Meetings of the Committees ..........................................         15
        Sec. 2.11 Quorum and Actions by Committees ................................................         15
        Sec. 2.12 Resignations from Committees ....................................................         15
        Sec. 2.13 Written Consent of Directors in Lieu of a Meeting ...............................         15
        Sec. 2.14 Compensation of Directors .......................................................         16
        Sec. 2.15 Contracts and Transactions Involving Insiders ...................................         16
        Sec. 2.16 Participation of Meeting by Conference Telephone, etc. ..........................         17
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                                       (i)

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ARTICLE III. Officers, Agents and Employees

        Sec. 3.1  Appointment and Term of Office...................................................         18
        Sec. 3.2  Resignation and Removal..........................................................         19
        Sec. 3.3  Compensation and Bond............................................................         19
        Sec. 3.4  Chairman of the Board............................................................         19
        Sec. 3.5  President........................................................................         20
        Sec. 3.6  Vice Presidents..................................................................         21
        Sec. 3.7  Treasurer........................................................................         22
        Sec. 3.8  Secretary........................................................................         22
        Sec. 3.9  Financial Officer................................................................         23
        Sec. 3.10 Assistant Treasurers.............................................................         23
        Sec. 3.11 Assistant Secretaries............................................................         23
        Sec. 3.12 Delegation of Duties.............................................................         24
        Sec. 3.13 Loans to Officers and Employees; Guaranty of Obligations of Officers
                      and Employees ...............................................................         24

ARTICLE IV. Mandatory Retirement

        Sec. 4.1  Mandatory Retirement of Officers and Directors ..................................         24

ARTICLE V. Indemnification

        Sec. 5.1  Indemnification of Directors, Officers, Employees and Agents ....................         25

ARTICLE VI. Capital Stock

        Sec. 6.1  Certificates.....................................................................         27
        Sec. 6.2  Transfers of Stock...............................................................         27
        Sec. 6.3  Lost, Stolen or Destroyed Certificates ..........................................         28

ARTICLE VII. Seal

        Sec. 7.1  Seal.............................................................................         28

ARTICLE VIII. Waiver of Notice

        Sec. 8.1  Waiver of Notice ................................................................         29

ARTICLE IX. Checks, Notes, Drafts, Etc.

        Sec. 9.1 Checks, Notes, Drafts, etc. ......................................................         30
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ARTICLE X. Amendments
        Sec. 10.1 Amendments.......................................................................         30
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                                      (ii)

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

                              AMENDED AND RESTATED

                                     BY-LAWS

                                       OF

                               RAYTECH CORPORATION

         These By-Laws are hereby amended and restated for the purpose of compliance with Raytech Corporation's ("Corporation") Second Amended Plan of Reorganization (the "Plan of Reorganization") as confirmed by the United States Bankruptcy Court for the District of Connecticut in Chapter 11 Case No. 5-89-00293.

                                    ARTICLE I

                                  Stockholders

         Section 1.1 Annual Meeting. Except as otherwise provided in Section
1.10 of these By-Laws, an annual meeting of stockholders of the Corporation for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such time and date as may be fixed by the Corporation's Board of Directors ("Board of Directors"). The Annual Meeting in each year shall be held at such place within or without the State of Delaware as may be fixed by the Board of Directors or, if not so fixed, at the principal business office of the Corporation at Four Corporate Drive, Suite 295, Shelton, Connecticut 06484.

         Section 1.2 Special Meetings. A special meeting of the stockholders of the Corporation entitled to vote on any business to be considered at any such meeting may be called by the Board of Directors, Chairman of the Board, if there is one, the President or any Vice President. Upon the written request of the holders of not less than one-fifth of the voting power of all shares entitled to vote at the meeting, the President shall call a special meeting of the stockholders for the purpose specified in such request and shall cause notice thereof to be given. If the President shall not, within fifteen days after the receipt of such stockholder's request, so call such meeting, such stockholders may call the same. Special meetings shall be held at such place within or without the State of Delaware as may be specified in the notice thereof.

         Section 1.3 Record Date for Meetings and Other Purposes. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exchange any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a date as the record date for any such determination of stockholders. Such date shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any proposed action. Only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to notice

                                      -5-
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of, and to vote at, such meeting and any adjournment thereof, or to give such consent, or to receive payment of such dividend or other distribution, or to exercise such rights in respect of any such change, conversion or exchange of stock, or to participate in such action, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any record date so fixed.

         If no record date is fixed by the Board of Directors, (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the date on which notice is given, or if notice is waived by all stockholders entitled to vote at the meeting, at the close of business on the day next preceding the day on which the meeting is held, (2) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be at the close of business on the day on which the first written consent is expressed by the filing thereof with the Corporation as provided in Section 1.10 of these By-Laws, and (3) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

         A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to adjournment of the meeting, provided, that the Board of Directors may fix a new record date for the adjourned meeting.

         Section 1.4 Notice of Meetings. Unless otherwise provided by law, and unless notice is waived in writing by all stockholders entitled to vote at a meeting, a written notice of each meeting of stockholders shall be given to each stockholder of record entitled to vote at such meeting, by leaving such notice with him or at his residence or usual place of business, or by mailing such notice addressed to him at his last-known post office address as last shown on the stock records of the Corporation, postage prepaid, not less than 10 days nor more than 60 days before the date of the meeting. Each notice of a meeting of stockholders shall state the place, day and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called.

         When a meeting is adjourned to another time or place, it shall not be necessary to give notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken and at the adjourned meeting only such business is transacted as might have been transacted at the original meeting. However, if the adjournment is for more than 30 days, or if after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given not less than 10 days nor more than 60 days before the date of the meeting to each stockholder of record entitled to vote at the meeting.

         Section 1.5 Quorum. Except as otherwise provided by law or by the Corporation's Certificate of Incorporation or by these By-Laws in respect of the vote required for a specified action, at any meeting of stockholders, the holders of a majority of the outstanding stock entitled to

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vote thereat, either present or represented by proxy, shall constitute a quorum for the transaction of any business, but the stockholders present, although less than a quorum, may adjourn the meeting to another time or place and, except as provided in the last paragraph of Section 1.4 of these By-Laws, notice need not be given of the adjourned meeting. Except as otherwise provided by the Corporation's Certificate of Incorporation or these By-Laws, where a separate vote by class if required, the affirmative vote of the majority of shares of such class present in person or represented by proxy at the meeting shall be the act of such class.

         Section 1.6 Voting. Whenever directors are to be elected by the stockholders, they shall be elected by a plurality of the votes cast at the meeting by the stockholders entitled to vote. Whenever any corporate action, other than the election of directors, is to be taken by vote of the stockholders, it shall, except as otherwise required by law or by the Corporation's Certificate of Incorporation or by these By-Laws, be authorized by a majority of the votes cast at the meeting by the stockholders entitled to vote thereon.

         Except as otherwise provided by law, or by the Corporation's Certificate of Incorporation, each stockholder of record of the Corporation entitled to vote on any matter at any meeting of stockholders shall be entitled to one vote for each share of such stock standing in the name of such holder on the stock ledger of the Corporation on the record date for the determination of the stockholders entitled to vote at the meeting.

         Upon the demand of any stockholder entitled to vote, the vote for directors or the vote on any other matter at a meeting shall be by written ballot, but otherwise the method of voting and the manner in which votes are counted shall be discretionary with the presiding officer at the meeting.

         Section 1.7 Presiding Officer and Secretary. At any meeting of the stockholders if none of the Chairman of the Board, if there is one, nor the President nor a Vice President nor a person designated by the Board of Directors to preside at the meeting shall be present, the stockholders shall appoint a presiding officer for the meeting. If neither the Secretary nor an Assistant Secretary be present, the appointee of the person presiding at the meeting shall act as Secretary of the meeting.

         Section 1.8 Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Every proxy shall be signed by the stockholder or by his duly authorized attorney.

         Section 1.9 List of Stockholders. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the

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meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

         The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this Section or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

         Section 1.10 Written Consent of Stockholders in Lieu of Meeting. Any action required by statute to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the stockholders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt written notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Any such written consent may be given by one or any number of substantially concurrent written instruments of substantially similar tenor signed by such stockholders, in person or by attorney or proxy duly appointed in writing, and filed with the Secretary or an Assistant Secretary of the Corporation. Any such written consent shall be effective as of the effective date thereof as specified therein, provided that such date is not more than 60 days prior to the date such written consent is filed as aforesaid, or, if no such date is so specified, on the date such written consent is filed as aforesaid.

                                   ARTICLE II

                                    Directors

         Section 2.1 General Powers. The business, property and affairs of the Corporation shall be managed by and under the direction of its Board of Directors.

         Section 2.2 Number of Directors. The Board of Directors shall consist of not more than eleven and not less than three directors, as such number may be fixed by the Board of Directors from time to time.

         Section 2.3 Election and Term of Directors. On the effective date of the Consummation of the Plan of Reorganization ("Effective Date"), each director shall be elected to hold office until the annual meeting of stockholders held in the following year and until his or her successor is elected and qualified. At each annual meeting of stockholders thereafter, or by written consent of the stockholders entitled to vote thereon in lieu of such meeting, the successors of those directors whose terms of office are then expiring shall be elected to hold office for a term of one year and until their respective successors shall be elected and shall qualify. Notwithstanding the aforesaid, on the Effective Date the initial Board of Directors shall be constituted as follows: one director shall be appointed by the Equity Committee (as defined in Section 1.1.42 of the Plan of

                                      -8-
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Reorganization) and the remaining directors shall be appointed by the Creditors'
Committee (as defined in Section 1.1.27 of the Plan of Reorganization), following consultation with the Corporation, the Future Claimants'
Representative and the Governments (all as defined in sections 1.1.27, 1.1.47 and 1.1.48, respectively, of the Plan of Reorganization). The director appointed by the Equity Committee shall serve for a term of three years from the Effective Date; provided, however, that such director's term will terminate earlier upon sale by the Asbestos Personal Injury Settlement Trust (as defined in Section
1.1.64 of the Plan of Reorganization) ("PI Trust") of its entire interest in the stock of the Reorganized Debtor provided the purchaser or purchasers have offered to purchase all remaining shares of the Common Stock not held by the PI Trust at the same price and upon the same terms and conditions as offered to the PI Trust as set forth in section 7.11 of the Plan of Reorganization.

         Section 2.4 Vacancies and Newly Created Directorships. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by election at a meeting of stockholders or by written consent of the stockholders entitled to vote thereon in lieu of a meeting or by a majority of the Board of Directors then in office. New directors elected pursuant to the foregoing shall serve out the term of the director he or she replaced.

         Section 2.5 Resignation. Any director may resign at any time upon written notice to the Corporation. Any such resignation shall take effect at the time specified therein or, if the time be not specified, upon receipt thereof, and the acceptance of such resignation, unless required by the terms thereof, shall not be necessary to make such resignation effective.

         Section 2.6 Removal. Any or all of the directors may be removed at any time, only for cause, by affirmative vote at a meeting or by written consent of a majority of the outstanding shares of capital stock of the Corporation entitled to vote generally for the election of directors (considered for this purpose as one class).

         Section 2.7 Meetings. Meetings of the Board of Directors, regular or special, may be held at any place within or without the State of Delaware. An annual meeting of the Board of Directors shall be held after each annual election of directors. If such election occurs at an annual meeting of stockholders, the annual meeting of the Board of Directors shall be held at the same place and immediately following such meeting of stockholders, and no notice thereof need be given. If an annual election of directors occurs by written consent in lieu of the annual meeting of stockholders, the annual meeting of the Board of Directors shall take place as soon after such written consent is duly filed with the Corporation as if practicable, either at the next regular meeting of the Board of Directors or at a special meeting. The Board of Directors may fix times and places for regular meetings of the Board and no notice of such meetings need be given. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, if there is one, the President, a Vice President or any two or more directors. Notice of each special meeting shall be given by the Secretary or by a person calling the meeting to each director by mailing the same, not later than the second day before the meeting, or personally or by telefaxing, e-mailing or telephoning the same, not later than the day before the meeting.

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         Section 2.8 Quorum and Voting. A majority of the total number of directors shall constitute a quorum for the transaction of business, but if there be less than a quorum at any meeting of the Board of Directors, a majority of the directors present may adjourn the meeting from time to time, and no further notice thereof need be given other than announcement at the meeting which shall be so adjourned. Except as otherwise provided by law, by the Corporation's Certificate of Incorporation or by these By-Laws, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

         Section 2.9 Appointment and Powers of Committees of the Board of Directors. The Board of Directors may from time to time, by resolution passed by three-fourths of the whole Board, designate one or more committees, each committee to consist of one or more directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The resolution of the Board of Directors may, in addition or alternatively, provide that in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it, except as otherwise provided by law. Unless the resolution of the Board of Directors expressly so provides, no such committee shall have the power or authority to declare a merger or other business combination transaction, to sell all or substantially all of the assets, to incur material amounts of debt, to declare a dividend or to authorize the issuance of stock. Any such committee may adopt rules governing the method of calling and time and place of holding its meetings.

         The Board of Directors, by resolution adopted by a three-fourths of the whole Board, may

         (a)      fill any vacancy in any such committee;

         (b)      abolish any such committee at its pleasure; and

         (c) remove any director from membership on such committee at any time, with or without cause.

                  Actions taken at a meeting of any such committee shall be kept in a record of its proceedings which shall be reported to the Board of Directors at its next meeting following such committee meeting; except that, when the meeting of the Board of Directors is held within two days after the committee meeting, such report shall, if not made at the first meeting, be made to the Board of Directors at its second meeting following such committee meeting.

                  Notwithstanding any provision in these By-Laws to the contrary, the provisions set forth in this Section may not be amended, altered, changed or repealed in any respect, unless such

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action is approved by the affirmative vote of holders of not less than three-fourths of the outstanding shares entitled to vote thereon, or by the affirmative vote of directors holding at least three-fourths of the directorships.

         Section 2.10 Notices and Meetings of the Committees. Meetings of any committee of the Board of Directors, regular or special, may be held at any place within or without the State of Delaware as such committee from time to time may fix or as shall be specified in the respective notice or waivers of notice thereof, but no notice of regular meetings need be given. Notice of each special meeting shall be given to each member of such committee by mailing the same not later than the second day before the meeting, or personally, or by telefaxing, e-mailing or telephoning the same, not later than the date before the meeting.

         Section 2.11 Quorum and Actions by Committees. Unless otherwise provided by the Board of Directors, a majority of each committee shall constitute a quorum for the transaction of business and the vote of the majority of the members of such committee present at which a quorum is present shall be the act of such committee.

         Section 2.12 Resignations from Committees. Any member of a committee may resign by written notice to the Board of Directors. A resignation shall be effective upon receipt thereof by the Board or such subsequent time as shall be specified in the notice of resignation.

         Section 2.13 Written Consent of Directors in Lieu of a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

         Section 2.14 Compensation of Directors. The Board of Directors may fix fees of directors, including reasonable allowance for expenses actually incurred in connection with their duties.

         Section 2.15 Contracts and Transactions Involving Insiders. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, or beneficial interest as defined in Section 16 of the Securities and exchange Act of 1934, shall be void or voidable solely for this reason, or solely because, in the case of directors, the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (1) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (2) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders, provided in either case that the contract or transaction is fair, as determined by the Board of Directors, as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

         Section 2.16 Participation of Meeting by Conference Telephone, Etc. Members of the Board of Directors, or of any committee designated by the Board, may participate in a meeting of such Board or committee by means of teleconferencing, conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

                                   ARTICLE III

                         Officers, Agents and Employees

         Section 3.1 Appointment and Term of Office. The officers of the Corporation shall include a President, a Secretary, a Treasurer and, if desired, a Chairman of the Board, a Vice Chairman, one or more Vice Presidents, a Financial Officer, one or more Assistant Secretaries and one or more Assistant Treasurers. The Board of Directors or a duly authorized committee thereof shall designate, by resolution, a Chief Executive Officer and may designate, by resolution, a Chief Financial Officer and a Chief Operating Officer. Any one or more Vice Presidents may be designated as Executive Vice President or Senior Vice President. The officers shall be elected or appointed by the Board of Directors or a duly authorized committee thereof at the first meeting of the Board of Directors or a committee thereof after the Annual Meeting of stockholders in each year. The Board or a committee thereof may elect or appoint such officers, agents and employees, who shall have such authority and perform such duties, as may be prescribed by the Board of Directors or committee. Each officer shall hold office for the term for which he is elected or appointed and until his successor is elected or appointed and has qualified or until his earlier resignation or removal. Any two or more offices may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity.

         Section 3.2 Resignation and Removal. Any officer may resign at any time upon written notice to the Corporation. Any officer, agent or employee of the Corporation may be removed by the Board of Directors, or by a duly authorized committee thereof, with or without cause at any time. The Board of Directors or such a committee thereof may delegate such power of removal as to officers, agents and employees not appointed by the Board of Directors or such a committee. Such removal shall be without prejudice to a person's contract rights, if any, but the appointment of any person as an officer, agent or employee of the Corporation shall not of itself create contract rights.

         Section 3.3 Compensation and Bond. The compensation of the officers, agents and employees who are not directors shall be fixed by the Board of Directors, but this power may be delegated to any officer, agent, or employee as to persons under his direction or control. The Corporation may secure the fidelity of any or all of its officers, agents, or employees by bond or otherwise.

         Section 3.4 Chairman of the Board. The Chairman of the Board, if there is one, shall preside at all meetings of stockholders and of the Board of Directors at which he or she is present and shall have such other powers and duties as may be delegated to him or her by the Board of Directors. In the event the Board of Directors, by resolution, shall designate the Chairman of the Board as the Chief Executive Officer of the Corporation, in addition to his or her other duties, the Chairman of the Board shall have general direction of the affairs of the Corporation, subject to the control of the Board of Directors, shall preside at all meetings of the stockholders, may employ and discharge employees and agents of the Corporation, except such as may be elected or appointed by the Board of Directors, and he or she may delegate these powers.

         In his capacity as Chief Executive Officer, the Chairman of the Board may vote the shares or other securities of any other domestic or foreign corporation of any type or kind which may at any time be owned by the Corporation, may execute any stockholders' or other consents in respect thereof and may in his or her discretion delegate such powers by executing proxies, or otherwise, on behalf of the Corporation. The Board of Directors, by resolution from time to time, may confer like powers upon any other person or persons.

         Section 3.5 President. The President shall have responsibility to the Chief Operating Officer of the Corporation and such duties as from time to time may be assigned to him by the Chief Executive Officer of the Corporation or the Board of Directors. In the absence or inability to act of the Chairman of the Board, if there is one, the President shall perform all the duties and shall exercise any of the powers of the Chairman of the Board. The performance of any such duty by the President shall be conclusive evidence of his power to act.

         In the event the Board of Directors, by resolution, shall designate the President as the Chief Executive Officer of the Corporation, the President shall have general direction of the affairs of the Corporation, subject to the control of the Board of Directors, shall preside at all meetings of the stockholders, and may employ and discharge employees and agents of the Corporation, except such as shall be appointed by the Board of Directors, and he may delegate these powers. In his capacity as Chief Executive Officer the President may vote the shares or other securities of any other domestic or foreign corporation of any type or kind which may at any time be owned by the Corporation, may execute any stockholders' or other consents in respect thereof and may in his discretion delegate such powers by executing proxies, or otherwise, on behalf of the Corporation.

         Section 3.6 Vice Presidents. Each Vice President shall have such powers and perform such duties as the Board of Directors or the Chairman of the Board, if there is one, may from time to time prescribe. In the absence or inability to act of the Chairman of the Board and President, unless the Board of Directors shall otherwise provide, the Vice President may perform all the duties and may exercise any of the powers of the Chairman of the Board and the President. The

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performance of any such duty by a Vice President shall be conclusive evidence of his power to act.

         Section 3.7 Treasurer. The Treasurer shall have charge of all funds and securities of the Corporation, shall endorse the same for deposit or collection when necessary and deposit the same to the credit of the Corporation in such banks or depositaries as the Board of Directors may authorize. He may endorse all commercial documents requiring endorsements for or on behalf of the Corporation and may sign all receipts and vouchers for payments made to the Corporation. He shall have all such powers and duties as generally are incident to the position of Treasurer or as may be assigned to him by the Chief Executive Officer or the Board of Directors.

         Section 3.8 Secretary. The Secretary shall record all the proceedings of the meetings of the stockholders and directors in a book to be kept for that purpose and shall also record therein all action taken by written consent of the stockholders or directors in lieu of a meeting. He shall attend to the giving and serving of all notices to stockholders and directors. He shall have charge of the seal of the Corporation and shall attest the same by his signature whenever required. He shall have charge of the stock ledger and such other books and papers as the Board of Directors may direct. He shall have all such further powers and duties as generally are incident to the position of Secretary or as may be assigned to him by the Chief Executive Officer or the Board of Directors.

         Section 3.9 Financial Officer. The Financial Officer shall be the accounting officer of the Corporation. He shall keep adequate and correct accounts of the Corporation's business transactions. In the absence or inability of the Treasurer to act, the Financial Officer may perform all the duties and exercise all the powers of the Treasurer. He shall have all such powers and duties as generally are incident to the position of Financial Officer or as may be assigned to him by the Chief Executive Officer, the Treasurer or the Board of Directors.

         Section 3.10 Assistant Treasurers. In the absence or inability of the Treasurer and the Financial Officer to act, any Assistant Treasurer may perform all the duties and exercise all the powers of the Treasurer. The performance of any such duty by an Assistant Treasurer shall be conclusive evidence of his power to act. An Assistant Treasurer shall also perform such other duties as the Treasurer or the Board of Directors may assign to him.

         Section 3.11 Assistant Secretaries. In the absence or inability of the Secretary to act, any Assistant Secretary may perform all the duties and exercise all the powers of the Secretary. The performance of any such duty by an Assistant Secretary shall be conclusive evidence of his power to act. An Assistant Secretary shall also perform such other duties as the Secretary or the Board of Directors may assign to him.

         Section 3.12. Delegation of Duties. In case of the absence of any officer of the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may confer for the time being the powers or duties, or any of them, of such officer upon any other officer or upon any director.

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

         Section 3.13 Loans to Officers and Employees; Guaranty of Obligations of Officers and Employees. The Corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the Corporation or any subsidiary, including any officer or employee who is a director of the Corporation or any subsidiary, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the Corporation. The loan, guaranty or other assistance may be with or without interest, and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the Corporation.

                                   ARTICLE IV
                              Mandatory Retirement

         Section 4.1 Mandatory Retirement of Officers and Directors. Each officer of the Corporation shall be required to retire from his employment by the Corporation as such on the first day of the calendar month following the month during which such officer attains the age of 70 years. Each director of the Corporation shall be required to retire as a director of the Corporation as of the first day of January of the year in which such director attains the age of 70 years. The Board of Directors may waive such retirement of any officer or director.

                                    ARTICLE V
                                 Indemnification

         Section 5.1 Indemnification of Directors, Officers, Employees and Agents. Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action or suit by or in the right of the Corporation to procure a judgment in its favor) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the Corporation, if, as and to the extent authorized by applicable law as it exists or may hereafter be amended, against expenses (including attorney's fees and disbursements), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the defense or settlement of such action, suit or proceeding. The indemnification and advancement of expenses expressly provided by, or granted pursuant to, the laws of the State of Delaware shall not be deemed exclusive of any other rights to which any person seeking indemnification or advancement of expenses may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director,

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provided that nothing contained in this Article shall eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law,
(iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit.

                                   ARTICLE VI
                                  Common Stock

         Section 6.1 Certificates. Certificates for stock of the Corporation shall be in such form as shall be approved by the Board of Directors and shall be signed in the name of the Corporation by the Chairman or a Vice Chairman of the Board of Directors, if there be any, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary. Such certificates may be sealed with the seal of the Corporation or a facsimile thereof. Any of or all the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

         Section 6.2 Transfers of Stock. Transfers of stock shall be made only upon the books of the Corporation by the holder, in person or by duly authorized attorney, and on the surrender of the certificate or certificates for such stock properly endorsed. The Board of Directors shall have the power to make all such rules and regulations, not inconsistent with the Corporation's Certificate of Incorporation and these By-Laws and the applicable laws, as the Board of Directors may deem appropriate concerning the issue, transfer and registration of certificates for stock of the Corporation. The Board may appoint one or more transfer agents and one or more registrars with respect to the certificates representing shares of stock of the Corporation, and may require all such stock certificates to bear the signature of either or both.

         Section 6.3 Lost, Stolen or Destroyed Certificates. The corporation may issue a new stock certificate in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate or his legal representative to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate. The Board of Directors may require such owner to satisfy other reasonable requirements.

                                   ARTICLE VII
                                      Seal

         Section 7.1 Seal. The seal of the Corporation shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware." The Corporation may use the seal by causing it or a facsimile thereof to be impressed or affixed or

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

reproduced in any manner.

                                  ARTICLE VIII
                                Waiver of Notice

         Section 8.1 Waiver of Notice. Whenever any notice of time, place, purpose or any other matter, including any special notice or form of notice, is required to be given by statute, or under any provision of the Corporation's Certificate of Incorporation or these By-Laws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be equivalent to giving of such notice. In the case of a stockholder, such waiver of notice may be signed by such stockholder's attorney or proxy duly appointed in writing. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice unless so required by the Corporation's Certificate of Incorporation or these By-Laws.

                                   ARTICLE IX
                           Checks, Notes, Drafts, Etc.

         Section 9.1 Checks, Notes, Drafts, Etc. Checks, notes, drafts, acceptances, bills of exchange and other orders or obligations for the payment of money shall be signed by such officer or officers or person or persons, as the Board of Directors or a duly authorized committee thereof may from time to time designate.

                                    ARTICLE X
                                   Amendments

         Section 10.1 Amendments. Except as otherwise provided in the Corporation's Certificate of Incorporation, the By-Laws or the law of the State of Delaware, these By-Laws or any of them may be altered or repealed, and new By-Laws may be adopted, by the stockholders by majority vote at a meeting or by written consent without a meeting, and the Board of Directors shall also have power, by a majority vote of the whole Board of Directors, to alter or repeal any of these By-Laws, and to adopt new By-Laws.

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